EXHIBIT 10.14

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THE MCCLATCHY COMPANY

2004 STOCK INCENTIVE PLAN

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TABLE OF CONTENTS

Page

1. PURPOSE *

2. DEFINITIONS *

3. ADMINISTRATION OF THE PLAN *

3.1. Board. *

3.2. Committee. *

3.3. Terms of Awards. *

3.4. Deferral Arrangement. *

3.5. No Liability. *

4. STOCK SUBJECT TO THE PLAN *

5. DURATION AND AMENDMENTS *

5.1. Term. *

5.2. Amendment and Termination of the Plan *

6. AWARD eligibility AND LIMITATIONS *

6.1. Designated Participants and Other Persons *

6.2. Successive Awards. *

6.3. Limitation on Shares of Stock Subject to Awards. *

6.4. Limitations on Incentive Stock Options. *

6.5. Stand-Alone, Additional, Tandem, and Substitute Awards. *

7. AWARD AGREEMENT *

8. TERMS AND CONDITIONS OF OPTIONS *

8.1. Option Price. *

8.2. Vesting. *

8.3. Term. *

8.4. Termination of Service. *

8.5. Limitations on Exercise of Option. *

8.6. Method of Exercise. *

8.7. Rights of Holders of Options *

8.8. Delivery of Stock Certificates. *

9. NON-TRANSFERABILITY OF OPTION *

10. Stock Appreciation Rights *

10.1. Right to Payment. *

10.2. Other Terms. *

11. RESTRICTED STOCK and stock units *

11.1. Grant and Purchase of Restricted Stock or Stock Units. *

11.2. Restrictions. *

11.3. Restricted Stock Certificates. *

11.4. Rights of Holders of Restricted Stock. *

11.5. Rights of Holders of Stock Units. *

11.5.1. Voting and Dividend Rights. *

11.5.2. Creditor's Rights. *

11.6. Termination of Service. *

11.7. Delivery of Stock. *

12. UNRESTRICTED STOCK AWARDS *

13. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK *

13.1. General Rule. *

13.2. Surrender of Stock. *

13.3. Cashless Exercise. *

13.4. Other Forms of Payment. *

14. Dividend Equivalent RIGHTS *

14.1. Dividend Equivalent Rights. *

14.2. Termination of Service. *

15. Performance and Annual Incentive Awards *

15.1. Performance Conditions *

15.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees *

15.2.1. Performance Goals Generally. *

15.2.2. Business Criteria. *

15.2.3. Timing For Establishing Performance Goals. *

15.2.4. Performance or Annual Incentive Award Pool. *

15.2.5. Settlement of Performance or Annual Incentive Awards; Other Terms. *

15.3. Written Determinations. *

15.4. Status of Section 15.2 Awards Under Code Section 162(m). *

16. REQUIREMENTS OF LAW *

16.1. General. *

16.2. Rule 16b-3. *

17. EFFECT OF CHANGES IN CAPITALIZATION *

17.1. Changes in Stock. *

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change of Control. *

17.3. Change of Control. *

17.4. Adjustments. *

17.5. No Limitations on Company. *

18. general provisions *

18.1. Disclaimer of Rights. *

18.2. Nonexclusivity of the Plan. *

18.3. Withholding Taxes. *

18.4. Captions *

18.5. Other Provisions *

18.6. Number And Gender *

18.7. Severability *

18.8. Governing Law *

THE MCCLATCHY COMPANY

2004 STOCK INCENTIVE PLAN

The McClatchy Company, a Delaware corporation (the "Company"), sets forth herein the terms of its 2004 Stock Incentive Plan (the "Plan"), as follows:

  PURPOSE

  The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, and employees to motivate such officers, directors, and employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

  DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

    "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
    "Annual Incentive Award" means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).
    "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit or Dividend Equivalent Rights under the Plan.
    "Award Agreement" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
    "Board" means the Board of Directors of the Company.
    "Cause" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Designated Participant and the Company or an Affiliate.
    "Change of Control" means the occurrence of any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons (other than any member of the McClatchy family or any entity or group controlled by one or more members of the McClatchy family) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board, or (v) the occurrence of a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor rule.
    "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
    "Committee" means the Compensation Committee which has been designated by the Board to make decisions with regard to the Plan.
    "Company" means The McClatchy Company, a Delaware corporation.
    "Covered Employee" means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
    "Designated Participant" means an employee, officer or director of the Company or an Affiliate.
    "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
    "Dividend Equivalent" means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
    "Effective Date" means May 19, 2004, the date the Plan was approved by the shareholders of the Company.
    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
    "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
    "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
    "Grantee" means a person who receives or holds an Award under the Plan.
    "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
    "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.
    "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.
    "Option Price" means the exercise price for each share of Stock subject to an Option.
    "Outside Director" means a member of the Board who is not an officer or employee of the Company.
    "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of up to ten (10) years.
    "Plan" means this The McClatchy Company 2004 Stock Incentive Plan.
    "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
    "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.
    "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.
    "SAR Exercise Price" means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.
    "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.
    "Service" means service qualifying the individual as a Designated Participant in the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to qualify as a Designated Participant in the Company or an Affiliate, or becomes a consultant or independent contractor providing material services to the Company. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
    "Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.
    "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 10 hereof.
    "Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.
    "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.
    "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
    "Ten Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
    "Unrestricted Stock" means an Award pursuant to Section 12 hereof.
  ADMINISTRATION OF THE PLAN
    Board.

    The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

    Committee.

    The Board has delegated to the Committee the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

    (i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) qualify as "outside directors" within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

    (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Designated Participants who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Designated Participants, and may determine all terms of such Awards.

    In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so remains delegated to the Committee by the Board. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, or to the Chief Executive Officer of the Company for actions or determinations regarding non-officer employees.

    Terms of Awards.

    For the duration of the Board's delegation to the Committee under Section 3.2, the Committee shall have full and final authority to:

    (i) designate Grantees,

    (ii) determine the type or types of Awards to be made to a Grantee,

    (iii) determine the number of shares of Stock to be subject to an Award,

    (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

    (v) prescribe the form of each Award Agreement evidencing an Award, and

    (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

    As a condition to any subsequent Award, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is made. The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

    Deferral Arrangement.

    The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

    No Liability.

  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

  STOCK SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be three million (3,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option that is not an Incentive Stock Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option that is not an Incentive Stock Option, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the total number of shares of Stock issued net of shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan; provided, however, that this rule does not apply to Incentive Stock Options, as to which the total number of shares of stock issued shall be deemed delivered without any offset.

  DURATION AND AMENDMENTS
    Term.

    The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.2.

    Amendment and Termination of the Plan

  The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company's shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

  AWARD eligibility AND LIMITATIONS
    Designated Participants and Other Persons

    Subject to this Section 6, Awards may be made under the Plan to: (i) any Designated Participant in the Company or in any Affiliate, including any Designated Participant who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, and (ii) any Outside Director.

    Successive Awards.

    An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

    Limitation on Shares of Stock Subject to Awards.

    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act,

    (i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year; and

    (ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option, to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year

    The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof; however, during the term of the Plan no Designated Participant shall be awarded an amount in excess of the maximum number of shares set forth in this Section.

    Limitations on Incentive Stock Options.

    An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

    Stand-Alone, Additional, Tandem, and Substitute Awards.

  Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price "discounted" by the amount of the cash compensation surrendered).

  AWARD AGREEMENT

  Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

  TERMS AND CONDITIONS OF OPTIONS
    Option Price.

    The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

    Vesting.

    Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, (iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the Effective Date.

    Term.

    Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

    Termination of Service.

    Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

    Limitations on Exercise of Option.

    Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

    Method of Exercise.

    An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

    Rights of Holders of Options

    Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

    Delivery of Stock Certificates.

  Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

  NON-TRANSFERABILITY OF OPTION

  During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

  Stock Appreciation Rights

  The Board is authorized to grant Stock Appreciation Rights ("SARs") to Grantees on the following terms and conditions:

    Right to Payment.

    A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

    Other Terms.

  The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

  RESTRICTED STOCK and stock units
    Grant and Purchase of Restricted Stock or Stock Units.

    The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate, such that no monetary price is required actually to be paid for the Restricted Stock Award.

    Restrictions.

    At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 15.1 and 15.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

    Restricted Stock Certificates.

    The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

    Rights of Holders of Restricted Stock.

    Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

    Rights of Holders of Stock Units.
      Voting and Dividend Rights.

      Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as shareholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

      Creditor's Rights.

    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

    Termination of Service.

    Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

    Delivery of Stock.

  Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

  UNRESTRICTED STOCK AWARDS

  The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan; provided, however, that the total number of shares of Unrestricted Stock granted under the Plan may not exceed 100,000 in the aggregate. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

  FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
    General Rule.

    Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

    Surrender of Stock.

    To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

    Cashless Exercise.

    With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option and any withholding taxes described in Section 18.3 may be made all or in part (a) by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company, or (b) by proceeds secured from a licensed securities broker acceptable to the Company even if secured by the shares underlying the Option.

    Other Forms of Payment.

  To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

  Dividend Equivalent RIGHTS
    Dividend Equivalent Rights.

    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of any other Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. Although granted as a component of another Award, a Dividend Equivalent Right may be subject to terms and conditions different from such other award.

    Termination of Service.

  Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of Service for any reason.

  Performance and Annual Incentive Awards
    Performance Conditions

    The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

    Performance or Annual Incentive Awards Granted to Designated Covered Employees

    If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

      Performance Goals Generally.

      The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

      Business Criteria.

      One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) operating cash flow, (2) operating cash flow as a percentage of revenue, (3) revenue, (4) operating income, (5) operating income as a percentage of revenue, (6) pretax income, (7) pretax income as a percentage of net income, (8) net income as a percentage of revenue and/or circulation, (9) total shareholder return; (10) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (10) earnings per share; (11) return on equity; (12) pretax earnings per share; (13) return on capital; (14) return on investment; (15) working capital; and (16) ratio of debt to shareholders' equity.

      Timing For Establishing Performance Goals.

      Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

      Performance or Annual Incentive Award Pool.

      The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

      Settlement of Performance or Annual Incentive Awards; Other Terms.

    Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

    Written Determinations.

    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

    Status of Section 15.2 Awards Under Code Section 162(m).

  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

  REQUIREMENTS OF LAW
    General.

    The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

    Rule 16b-3.

  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

  EFFECT OF CHANGES IN CAPITALIZATION
    Changes in Stock.

    If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's shareholders of securities of any other entity or other assets without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

    Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change of Control.

    Subject to Section 17.34 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change of Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

    Change of Control.

    Subject to the exception set forth in the last sentence of Section 17.4:

    (i) upon the occurrence of a Change of Control, all outstanding Options and SARs hereunder and all outstanding shares of Restricted Stock and Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Options and SARs, and shares of Restricted Stock and Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and

    (ii) either of the following two actions shall be taken:

    (A) The Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares. With respect to all outstanding Options, in addition to the action taken under the preceding sentence, the Board may further elect, in its sole discretion, to give Grantees scheduled to become vested in Options upon the Change of Control the opportunity to exercise the Options prior to the scheduled consummation of the Change of Control contingent on the occurrence of such Change of Control.

    (B) The Company may make provision in writing in connection with such Change of Control for the assumption and continuation of the Options, SARs, Restricted Stock and Stock Units theretofore granted, or for substitution of such Options, SARs, Restricted Stock and Stock Units for new common stock option and stock appreciation rights and new common stock restricted stock and stock units relating to the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

    Adjustments.

    Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change of Control upon Awards other than Options, SARs, Restricted Stock and Stock Units, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

    No Limitations on Company.

  The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

  general provisions
    Disclaimer of Rights.

    No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

    Nonexclusivity of the Plan.

    Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

    Withholding Taxes.

    The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

    Captions

    The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

    Other Provisions

    Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

    Number And Gender

    With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

    Severability

    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

    Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

*    *    *

To record adoption of the Plan by the Board as of January 28, 2004, and approval of the Plan by the shareholders on May 19, 2004, the Company has caused its authorized officer to execute the Plan.

THE MCCLATCHY COMPANY

By:	/s/ Karole Morgan-Prager
Title:	Vice President and Secretary